EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT



         Agreement made and entered into the 7th day of June 2001, by and between American Claims Evaluation, Inc., a New York corporation, having a place of business at One Jericho Plaza, Jericho, New York 11753 ("Employer"), and Gary Gelman, c/o the Company, One Jericho Plaza, Jericho, NY 11753 ("Employee").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Employer is engaged in the business of providing vocational rehabilitation and disability management services; and

         WHEREAS, Employer desires to employ Employee as Chairman of the Board and Chief Executive Officer of Employer, and Employee desires to be employed by Employer, all pursuant to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. EMPLOYMENT; DUTIES.
   ------------------

         Employer hereby employs Employee as Chairman of the Board and Chief Executive Officer of Employer. Subject at all times to the direction of the Board of Directors of Employer, Employee shall perform executive duties and shall also perform such other services and duties as the Board of Directors shall determine.

2. EMPLOYMENT.
   ----------

         Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agrees that during the term of this Agreement, Employee shall devote such time as he in his sole discretion deems necessary or appropriate to promote the business of Employer. Except as specifically set forth below, Employee, during the term of this Agreement, will not perform any services for any other entity, whether such entity conducts a business which is competitive with the business of Employer or is engaged in any other business activity; provided, however, nothing herein contained shall be construed as (a) preventing Employee from investing his personal assets in any business or businesses which do not compete directly or indirectly with Employer, (b) preventing Employee from purchasing securities in any corporation whose securities are regularly traded, if such purchases shall not result in his owning beneficially at any time 3% or more of the equity securities of any corporation engaged in a business which is competitive, directly or indirectly, to that of Employer, or (c) preventing Employee from engaging in any activities, if he receives the prior approval of the Board of Directors of Employer with respect to his engaging in such activities. Employee is specifically given the right to devote time and effort to the business of American Para Professional Systems, Inc.


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3. TERM.
   ----

         Employee's employment hereunder shall be for a term of one (1) year commencing on the date hereof (the "Effective Date"). This Agreement shall be automatically extended from year to year thereafter unless either party gives not less than three (3) months prior written notice to the other that such party elects to have this Agreement terminate effective at the end of the initial or then current renewal term.

4. COMPENSATION.
   ------------

         (a) As full compensation for the performance of the Employee's duties on behalf of Employer, Employer shall pay Employee a salary at the rate of Two Hundred Thirty Eight Thousand and Eight Hundred Dollars ($238,800), payable biweekly, or otherwise in accordance with the usual practice of Employer.

         (b) Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder, such expenses to include, but not be limited to, travel, entertainment, and automobile; such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and vouchers for, such expenses.

5. FRINGE BENEFITS.
   ---------------

         During the term of this Agreement, Employer shall make available to Employee on the same terms and conditions as afforded other employees, medical coverage and other fringe benefits.

6. NON-COMPETITION.
   ---------------

         (a) During the term of this Agreement and for a period of two (2) years from the date of termination of his employment hereunder, Employee agrees that he will not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), solicit any customers who are presently or may hereafter become customers of Employer for business similar to Employer's business, or enter into or engage in any business substantially similar to Employer's business, either as an individual for his own account, or as a partner, joint venturer, employee, agent, salesman, officer, director or shareholder of a Person operating or intending to operate in the United States.

         (b) Subsequent to the termination of this Agreement, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers or solicit any of the employees of Employer for a period of one (1) year from the date of termination of this Agreement.

         (c) In the event that Employee breaches any provisions of this paragraph or there is a threatened breach, then, in addition to any other rights which Employer may have, Employer shall be entitled to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this paragraph, Employee shall not urge as a defense that there is an adequate remedy at law nor shall Employer be prevented from seeking any other remedies which may be available.

         (d) The existence of any claim or cause of action by Employer against Employee, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants but shall be litigated separately.


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7. DISABILITY COMPENSATION.
   -----------------------

         If because of mental, physical or other disability Employee shall be incapacitated from fully performing his obligations and agreements hereunder, he will receive from Employer the following percentage of the payments to be made:

                Period After Beginning                      Percentage of
                of Disability                               Compensation
                -------------                               ------------
                0-3 months                                   100%
                3-6 months                                    50%
                Thereafter                                   -0-

         Employer shall have the right to have Employee examined at such reasonable time or times by such physicians as Employer may designate, and Employee will make himself available for and submit himself to such examinations as and when requested. Any amounts received by Employee pursuant to any disability insurance maintained by Employer (including disability insurance maintained under state law) shall be applied against the payments to be made to Employee under this paragraph 7.

8. EARLY TERMINATION.
   -----------------

         (a) In the event that Employee shall die or shall be disabled for a period of time greater than six (6) months (the "Disability Period."), this Agreement shall be terminated as of the date of death or the date of expiration of the Disability Period.

         (b) Employer shall have the right to terminate this Agreement, without any further obligation on Employer's part, upon fifteen (15) days notice if Employee commits an offense involving moral turpitude under federal, state or local laws.

         (c) This Agreement shall automatically terminate in the event of the dissolution, bankruptcy or insolvency of Employer.

9. NOTICES.
   -------

         All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by facsimile, overnight courier service (such as Federal Express), registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other of such change of address in the manner herein provided. A copy of any such notice shall be sent by ordinary mail to Edward I. Tishelman, Esq., Hartman & Craven LLP, 460 Park Avenue, Suite 1100, New York, New York 10022.

10. SEVERABILITY OF PROVISIONS.
    --------------------------

         If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.


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11. ENTIRE AGREEMENT; MODIFICATION.
    ------------------------------

         This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

12. BINDING EFFECT.
    --------------

         The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

13. NON-WAIVER.
    ----------

         The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

14. GOVERNING LAW.
    -------------

         This Agreement shall be construed and governed by the laws of the State of New York.

15. ARBITRATION.
    -----------

         Except as provided in Paragraph 7, any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach thereof, shall be settled by arbitration in the Village of Mineola, New York, before a panel of three arbitrators, in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

16. HEADINGS.
    --------

         The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written. American Claims Evaluation, Inc.

                                   By:  /s/ GARY J. KNAUER
                                        ----------------------------------------
                                        Gary J. Knauer, Chief Financial Officer


                                        /s/ GARY GELMAN
                                        ----------------------------------------
                                        Gary Gelman - Employee